Exhibit d(3)

AMENDMENT NO. 1

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of October 15, 2004, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Agreement”), dated November 25, 2003, between A I M Advisors, Inc. and INVESCO Institutional (N.A.), Inc.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing “INVESCO” with “AIM and further to change the name of INVESCO Core Equity Fund to AIM Core Stock Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

AIM COMBINATION STOCK AND BOND FUNDS

AIM Core Stock Fund

AIM Total Return Fund”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

A I M ADVISORS, INC.		INVESCO INSTITUTIONAL (N.A.), INC.

By:	/s/ Mark H. Williamson	By:	/s/ Jeffrey H. Kupor
	Mark H. Williamson	Name:	Jeffrey H. Kupor
	President	Title:	Secretary and General Counsel

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